PRIVATE CONTRACT OF ADVISORY SERVICES AND OTHER SETTLEMENTS

For this Contract, the parts, on one side

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CASTANHEIRA ACQUISITION COMPANY LLC, a partnership properly constituted under the Laws of the State of Delaware in the United States of North America, with office registered at 2711, Centerville Road, Suite 400, Wilmington, 19808, in this act represented by its directors, Mr. José Ricardo Nunes Kume, Brazilian, married, business administrator and accountant, Identification n° RG 14.342.289-3 SSP/SP and CPF/MF n° 060.372.208-32, resident and domiciled at Rua Benedito Spinardi, 1.450, Jardim Europa, ZIP CODE 19.815-110, in the city of Assis, State of São Paulo and Mr. Alexandre Tadeu Nunes Kumes, Brazilian, judicially separated, economist, Identification n° RG 10.356.668-5 SSP/SP, CPF/MF n° 041.602.487-57, resident and domiciled at Rua Dr. Armando Franco Soares Caiuby, n° 301, Morumbi, ZIP CODE 05.641 (“Castanheira "),

and, on the other side,

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COMANCHE CLEAN ENERGY CORPORATION, a company properly constituted in the Cayman Islands, with address at Maples & Calder Corporate Services Ltd., PÓ Box 309 GT, Ugland House, South Church Street, George Town, Grand Cayman, Cayman Islands, in this act represented by its Director, Thomas Gregg Cauchois ("Comanche Cayman"),

and, as Intervening Consentor

•
COMANCHE PARTICIPAÇÕES DO BRASIL LTDA., limited business partnership, with office in the capital of the State of São Paulo, at Alameda Campinas, 463, 7th floor, registered in C.N.P.J. under n° 07.751.535/0001-43, in this act represented by its Director, Mr. Ivo Tolesano Júnior, Brazilian, married, business administrator, Identification n° RG 5.255.932 SSP/SP, CPF/MF n° 579.584.918-91, resident and domiciled in the capital of the State of São Paulo, at Rua Funchal, n° 375, 8th floor, cj. 81 ("Comanche Brasil");

PRELIMINARY REASONS

CONSIDERING THAT:

I - Comanche Cayman is in the process of receiving resources for the investment in activities of biofuel production in Brazil (“Comanche Cayman Capitalization”), with liquidation date foreseen for March of 2007, to be realized through Comanche Brasil, partnership controlled by Comanche Cayman;

II - For the success of Financial funding, it is necessary that Comanche Brasil has the opportunity to acquire assets or companies of this sector in Brazil ("Additional Business”), which are independent and not related to the acquisition of assets and goods that are the property or used by the Ouro Verde Açúcar e Álcool Ltda., limited partnership, with office at Rodovia Vicinal - Gabriel Ligeiro, km. 04, sala 02, Agua do Barreirinho, municipal district of Canitar, State of São Paulo, registered in CNPJ/MF under the n° 74.520.776/0001-79 (“Ouro Verde”);

III - The Additional Business should be related to companies from the biofuel sector of Brazil, that are in good operational condition, and that can become vertically integrated, from the raw material production to the generation of the final product, and possess expectation of positive generation of ‘EBITDA’ (profit before the interest, taxes, depreciation and amortization) equivalent to R$10.000.000,00 (ten million) in 2007 and R$20.000.000,00 (twenty million) in 2008 (the "Wanted Characteristics”);

IV - Castanheira, due to its executives' experience in the sector of distribution of fuels in Brazil, possesses the knowledge on the companies and the relationships in the necessary sector to identify and to aid Comanche Brasil in the negotiations with the Additional Business that satisfy the Wanted Characteristics.

THE PARTS RESOLVE, to officiate the present Contract of Advisory Service and Other Settlements (“Contract”), in the terms and conditions below:

OBJECT AND REMUNERATION

1. Castanheira promises to exercise its best efforts to identify Additional Business in benefit of Comanche Brasil, and to advise it in such negotiations. As Additional Business is identified and Comanche Brasil understands that these stand up to the Wanted Characteristics, Castanheira will advise Comanche Brasil in the elaboration of the acquisition contracts, until the closing of the operations.

1.1
For the purpose of this Contract, Castanheira declares and guarantees to Comanche Caymans and Comanche Brasil that the Additional Business won't be, in any way, related to Ouro Verde or to the assets of its property, or still, related to the assets used by it during its business.

1.2
Castanheiras recognizes that it will not receive any type of remuneration, commission or pay related to eventual acquisition of Ouro Verde, of its assets, or from the assets used, by Comanche Brasil, even if such acquisition is concluded together with the acquisition of the Additional Business, being that Castanheira will give up any pay for being intermediary, related to the acquisition of Ouro Verde, present or future, related to such transaction, giving to Comanche Cayman and to Comanche Brasil the complete, full and general acquittance.

2. On the date of Comanche Cayman Capitalization, and in case Comanche Brasil accomplishes some acquisition of an Additional Business, Comanche Cayman will pay Castanheira, as remuneration for its services rendered through the identification and negotiation of the Additional Business, 844,660 (eight hundred and forty four thousand, six hundred and sixty) shares, with the right to vote, of Comanche Cayman, representative of its capital stock, which the parts recognize to have an approximate value of R$ 8.700.000,00 (eight million and seven hundred thousand reais).

STATEMENTS

3. Comanche Brasil is a recently constituted partnership that has as its social object to acquire profit participation in companies and assets in the sugaralcohol sector and other biofuel sectors in Brazil, such as biodiesel. On the occasion of the Capitalization of Comanche Clean Energy Corporation, (a) this will start to have an integrated capital of at least R$ 30.000.000,00 (thirty million reais), (b) it will have its first shares negotiated at the National Association of Securities Dealers OTC Bulletin Board, and (c) it will be forced by the investors in Comanche Cayman Capitalization to register its shares in the Securities Exchange Commission (SEC) of the United States of America, and after the registration is approved, it will observe the criteria and apply to be listed on NASDAQ or the American Stock Exchange, as soon as possible after the Comanche Capitalization. Castanheira recognizes that the rights of commercialization of the Shares will be subject to Rule 144 of SEC and other requisitions defined by the North American legislation.

4. According to Enclosure I, there is a business plan of Comanche Brasil that the Parts confirm to represent the current intentions in relation to the business of Comanche Cayman, which can be adjusted on the occasion of the final prospect of the initial release of shares, being certain that the parts have knowledge and that they agree that the strategic decisions of Comanche Cayman will be decided by a Council of Administration, composed according to the respective partnership of this company, that can modify the business plan, in agreement with what it judges to be, Comanche Brazil's best interest, analyzed all the aspects on each business.

CONFIDENCIALITY

5. Each part, including the Intervenient, should maintain secret on all the obtained information of the other Part in relation to the present Contract that are not of public knowledge, have not been known or developed independently, that has not been obtained from a third party or that are not of public knowledge by virtue of breach of contract of the Part that has received it (jointly with the "Confidential Information”). The Confidential Information (which can be oral, in writing or magnetic, being designated or not as "confidential", and that includes contact information and information referring to structures, negotiating methods or financial organization) can only be used by the receiving Part in the realization of the transactions contemplated in this Contract and for any other purpose. In the hypothesis of rescission of this Contract, all the documents (including the copies) obtained by virtue of this Contract, by one Part, should be returned to the other pertinent Part, however the confidenciality obligations and limitation to the use will continue in force for the two year period after the date of the rescission. Each Part promises not to disclose and to maintain secret the terms and conditions of this Contract, being included, but not limiting to the compensation to be paid below, except when the divulgation of the information is made obligatory for the consummation of the negotiation contemplated in this Contract, demanded by any government authority, applicable law or regulation of the stock exchange to which the Part is submitted, or if it obtains the consent of all the other Parts listed. In the case of noncompliance of the obligations of this clause by one of the Parts, the Delinquent Part should reimburse the other for losses and damages.

FINAL CLAUSES

6. The Parts, in this act, expressly, agree with all the terms and conditions of the present Contract, having nothing to oppose the same, for any reason, being under the obligation to accomplish all the acts and necessary formalities for the perfect establishment of this settlement.

7. The present Contract is irrevocable, being mandatory to the parts and their successors in every way.

8. The present Contract is governed by the laws of the State of New York of the United States of North America, and any dispute or conflict pertaining to this contract should be solved exclusively in the courts of the State of New York of the United States of North America.

Therefore, being fair and contracted, the parts of the present contract will sign 03 (three) copies, of the same text, in the presence of the two witnesses below.

São Paulo, November 2, 2006

CASTANHEIRA AQUISITION COMPANY LLC

/s/ José Ricardo Nunes Kume	/s/ Alexandre Tadeu Nunes Kume
José Ricardo Nunes Kume	Alexandre Tadeu Nunes Kume

COMANCHE CLEAN ENERGY CORPORATION

Intervening Consenting Person

/s/ Ivo Tolesano Júnior
COMANCHE PARTICIPAÇÕES OF BRASIL LTDA. P. Ivo Tolesano Júnior

Witnesses:

1.	2.
Name: RG:	Name: RG: